EXHIBIT 10.3

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


     Amendment No. 1, dated as of December 18, 2006 ("Amendment"), to the Employment Agreement dated as of February 24, 2000 (the "Agreement"), between Triarc Companies, Inc. ("Triarc") and Brian L. Schorr (the "Employee").

     1. Triarc and the Employee hereby agree to amend the Agreement as follows:

          a). Clause (i) in the second paragraph of Section 4.1 of the Agreement is hereby amended in its entirety to read as follows: "(i) Employee's then current Salary for two and one-half (2-1/2) years from the date of termination and".

          b). Section 4.3 (d) 3(a) of the Agreement is hereby amended by adding the word "annual" after the word "equal" appearing therein.

          c). The definition of "Good Reason" set forth in Section 4.6(B) of the Agreement is hereby amended by deleting the word "or" at the end of clause (ii), adding the word "or" at the end of clause (iii) and adding the following new clause (iv): "(iv) any meaningful diminution of your duties or authority from such duties or authority held by you on the date hereof without your prior consent."

     2. Except as amended above, the provisions of the Agreement are hereby confirmed and shall remain in full force and effect.

     3. This Amendment shall be governed by and administered in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment as of the date first above written.

TRIARC COMPANIES, INC.


By: /s/PETER W. MAY
    --------------------------------------------
    Name:  Peter W. May
    Title: President and Chief Operating Officer


By: /s/BRIAN L. SCHORR
    --------------------------------------------
    Brian L. Schorr